                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of MISONIX, INC. (the "Company") on Form
10-Q for the period ending September 30, 2004 as filed with the Securities and
Exchange Commission on the date hereof (the "Report"), I, Richard Zaremba,
Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the
Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of section 13(a) or
          15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

     Dated: November 11, 2004

                                       /s/ Richard Zaremba
                                       ----------------------------------------
                                       Richard Zaremba
                                       Senior Vice President, Chief Financial
                                       Officer, Treasurer and Secretary

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to MISONIX, INC. and will be retained by MISONIX, INC. and furnished to the Securities and Exchange Commission or its staff upon request.